As filed with the Securities and Exchange Commission on July 28, 2009

                                                     Registration No. 333-151485

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 12
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THEWEBDIGEST CORP.
                (Name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                      2741
            (Primary Standard Industrial Classification Code Number)

                                   26-2569043
                     (I.R.S. Employer Identification Number)

                              5100 WEST COPANS ROAD
                                    SUITE 710
                                MARGATE, FL 33063
                                 (954) 599-3672
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              MR. STEVEN ADELSTEIN
                              5100 WEST COPANS ROAD
                                    SUITE 710
                                MARGATE, FL 33063
                                 (954) 599-3672
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   As soon as practicable after this registration statement becomes effective
   --------------------------------------------------------------------------
       (Approximate date of commencement of proposed sales to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company:

Large accelerated filer   [ ]                    Accelerated filer           [ ]
Non-accelerated filer     [ ]                    Smaller reporting Company   [X]
(Do not check if a  smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED      PROPOSED
TITLE OF                   DOLLAR        MAXIMUM       MAXIMUM
EACH CLASS OF              AMOUNT        OFFERING     AGGREGATE       AMOUNT OF
SECURITIES TO BE           TO BE        PRICE PER      OFFERING     REGISTRATION
REGISTERED               REGISTERED      UNIT (1)       PRICE          FEE (2)
-------------------      ----------     ---------     ---------     ------------
Common stock,
 par value $0.0001
 per share ........       3,000,000       $ 0.01      $ 30,000         $ 2 (3)

(1) The price has been arbitrarily determined by the registrant.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(3) Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED ________, 2009

                                   PROSPECTUS

                               THEWEBDIGEST CORP.

                        3,000,000 shares of Common Stock

         Prior to this offering, there has been no public trading market for our common stock. We are offering up to 3,000,000 shares of common stock at an offering price of $0.01. The maximum amount to be raised is $30,000.00. There will be no underwriting or broker/dealers involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by us through our sole officer and director. We are selling the shares on a "best efforts, no minimum" basis. There will be no minimum amount of shares sold and we will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by us will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable laws. We will pay all expenses incurred in this offering.

         For a description of the plan of distribution of these shares, please see page 19 of this prospectus.

         There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We will not contact a market maker for listing of our securities prior to the effective date of this offering. A market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority before the market maker will be able to make a market in our shares of common stock. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. There is no assurance that we will find a market maker to present our application and if presented, will be accepted by the Financial Industry Regulatory Authority for listing on the Over The Counter Bulletin Board. At the date hereof, we are not aware of any market maker to present our application to the Financial Industry Regulatory Authority.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF INVESTING IN OUR COMMON STOCK.
                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________


              The date of this prospectus is _______________, 2009

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                           OTHER PERTINENT INFORMATION

         Unless specifically set forth to the contrary, when used in this prospectus, the term "THEWEBDIGEST CORP," "we," "us," "our," the "Company," and similar terms refer to Thewebdigest Corp., a Florida corporation.

                               PROSPECTUS SUMMARY

ABOUT US

         We are a development stage Company incorporated in September 2007 to establish ourselves as internet informational portals. We intend to develop and market our web portals and sell sponsorship rights through various marketing and advertising procurement channels throughout the United States and foreign territories. The Company business plan provides for each web portal to have five
(5) individual sponsors that pay an annual fee (to be established as our marketing program develops) for a rotating sponsorship banner displayed on our web portal including a hyperlink to the sponsors web site. Our individual web portals, as developed, contain information specific to the subject matter as described in each web domain. The sponsorships obtained by us will have a direct relationship to the specific subject matter that they sponsor. For example, if our web portal is the www.thediabeticdigest.com, the sponsor will have a direct correlation to diabetes and accordingly, the web portal will have informational data specifically for the same subject matter - mainly diabetes. Emphasis will be placed on the following types of subjects to develop each web portal on a specific content matter that directly refers to the web domain name (for example. Diabetes - www.TheDiabeticDigest.com; arthritis - www.thearthritisdigest.com; vitamins--www.thevitamindigest.com; podiatry - www.thepodiatrydigest.com., etc.) These are just a few of the intended domain names in our line of offerings to be developed.

         Through March 31, 2009 we had losses from inception (September 17,
2007) of $28,911. We raised the cash amounts used in these activities from our officer and accruing a liability with our independent contractor. At June 8, 2009, we had $0 cash on hand and $0 revenues. For the year ended December 31, 2008, we had $0 revenues and have losses of $11,411. Our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern.

         Our intended audience is seeking information that is specific to the subject matter that our web portals display. For example, if our audience is seeking information pertaining to arthritis, they would seek out our web portal (www.thearhritisdigest.com) to obtain information including, but not limited to, definitions, published articles and other data specifically, directly and indirectly, such as shoes that provide additional support for arthritis or exercise suggestions pertaining to arthritis. Because our web portals do not sell any products directly to our audience, we feel the informational credibility should increase with our audience as they visit our web portals on specific subject matters of their interest. Although our business plan is predicated on a revenue-based income from sponsorships, our agreements with the paid sponsors will specifically exclude our sponsors from content approval. From a practical standpoint, we understand that our sponsorships may not renew agreements because of their non-agreement for some of our posted content on our web portal. We disclosed information content on our web portals as we deem appropriate for our users of our informational content.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names as informational web portals, management will or has obtained independent contractors to provide the technical services as required to complete the development of the portals and the posting of content to the web sites. The specific web sites (web portals) are focused on the subject matter named within the domain name with the primary emphasis on informational material gathered on the specific subject matters. The informational material on each web portal will include material pertaining to the subject matter that is varied in nature including entertainment, sports, medical and general. For example, most of our web portals will include a dictionary describing terms and definitions pertaining to the subject matter. We will include general interest stories of the specific subject matter that is more entertaining and user-friendly to better increase our users revisiting our web portals on a consistent basis. Additionally, each web site will contain copyrighted and approved materials from independent third parties such as other web sites (link exchanges), magazines, publications and outside sources without violating federal statues on copyrighted material.

         Our web portals will be presented to prospective sponsors at completion of our portal development and have a sponsored link from our web portals to the sponsors web sites upon execution of the agreement. In accordance with our business plan, each web portal will have a maximum of five (5) individual sponsors that have an economic reason to become our sponsors for the specific subject matter that is displayed on each web portal. The limitation of five (5) sponsors on each web portal could limit the revenue potential generated from each portal and ultimately result in lower cash flows generated. Our marketing plan limits the banner sponsorships to five (5) in number so that our web portals do not become cluttered with advertisers. Each individual web portal is being produced and designed as an informational portal of the subject specific matter. We will not sell products or goods directly to the consumer and we will derive our revenues from sponsors. Additionally, the limitation of five (5) sponsors per web portal serves as an exclusivity to attract sponsors because of the limited factor of the number of sponsorships available. Our business model limits the sponsors to five (5) in number, but as our results are better defined, we may increase or decrease the number of sponsors on each web portal. As we are a development stage company, we plan to adapt to various circumstances as they become better understood by management including our marketing model.

         The sponsors banner will be designed to rotate on each web portal for approximately 30 seconds whereby the user can hyperlink directly to the sponsor's web site. The ultimate goal of the sponsor is for the informational user to hyperlink to the sponsors web site to obtain detailed information on the sponsors products and availability of information. These banners will be designed and produced by the actual sponsors and will be approved by us.

         We have started the process of developing five distinct web informational portals, as listed below:

                                      Development Internet Site/
Domain Name                Subject    Under Construction
-----------                -------    ------------------------------------------
www.TheDiabeticDigest.com  Diabetes   http://www.stareye.com/thediabeticdigest
www.TheArthitisDigest.com  Arthritis  http://www.stareye.com/thearthritisdigest/
www.TheVitaminDigest.com   Vitamin    http://www.stareye.com/thevitamindigest/
www.TheBoxingDigest.com    Boxing     http://www.stareye.com/theboxingdigest
www.TheCigarDigest.com     Cigar      http://www.stareye.com/thecigardigest

         The Company has entered into an Agreement with an independent contractor to develop, construct our web portals and provide copyright approved content for the above five web portals. Since we are not creating original content, we are gathering content from independent sources including the Library of Congress, magazines and various online publications for our web portals. When we obtain content from all sources, it is our responsibility to have the proper permissions for our web portals. When we display this informational content on our specific web sites, we will obtain permission and in some cases, copyright approval. We will be using content that is both copyright-free and copyright approved. The independent contractor is to provide us with written verification that the content posted has appropriate approvals to allow us to upload and post the content on our various web portals. We solely are responsible for all content displayed on our web portals and will be using both independent parties and internal personnel to obtain permission for displaying this content.

         It is our responsibility to obtain the proper approvals to display informational data on our web portals. Although we have internal procedures in place to assure our independent contractor has obtained the proper permission and/or copyright approvals, there are no assurances that we will avoid an error for displaying certain distinct data. Included in our internal controls are a defined checklist whereby we double-check our independent contractor's approval process. Additionally, our internal control procedures randomly test the written permissions for copyright and publisher approvals with direct communication with the owner or representative of the content at a minimum of one time per month for a minimum of 20% of the monthly posted content. Dependent on our random test results to verify the approved content will determine whether we expand our internal controls over these matters from time to time.

         Upon receipt of any notice of copyright infringement and/or not obtaining publisher's permission, our policy is to remove the infringed content immediately from display on our web portals. Even though we have internal control procedures to review permissions and copyright approved content, there are no assurances that we will obtain all permissions or approvals properly which could ultimately result in further expenses, claims and/or monetary damages.

         In accordance with this Contractor's Agreement, it is anticipated that the five web portals will be completed for beta testing during the third quarter of 2009. The Company anticipates introducing these five web portals to sponsors, distributors and advertising agencies during the third quarter of 2009. Each web portal is to be sponsored by independent outside entities that relate to the subject matter of each specific web portal. For example, www.TheDiabeticDigest.com will be presented for sponsorship to suppliers, manufacturers, pharmaceutical companies, professional health care givers and providers, and others, who directly would benefit from sponsorship and link exchange of this specific informational web site pertaining to the subject matter: diabetes. Our sponsors web sites will have cross-links to our web portal whereby the ultimate user can click straight through to our web site. Additionally, our web site will have linkage (link exchange back to the sponsor site) so that our users will have hyperlinks accordingly. There are no assurances that the Company can obtain sponsors or link exchanges to generate sponsorship fees in the next (12) twelve months.

         The Company does not anticipate any user fees whatsoever from subscriber use. The Company's business plan anticipates it's sole revenue source from sponsors. Each sponsor will create a banner and hyperlink to their own web site whereby the Company will not be selling any products directly, but rather directing the ultimate user to the individual sponsors' web sites. The Company's web sites are being developed as informational rather than selling products to the consumer.

         We have not generated any revenues to date and our activities have been limited to developing our plan of operations, including web portal development and marketing. To date, we have zero assets and we have expended $12,911 in developing our business plan. We anticipate that we will require a minimum of $70,000 of gross revenues of annual sponsorship fees to become operational. There are no assurances that these sponsorship fees can be generated in the next 12 months. If all (100%) of the common stock offered herein are subscribed to, the Company will require an additional $46,500 to become operational in the next
(12) twelve months. This funding ($46,500) is anticipated from sponsorship fees and/or alternative financing through the means of borrowing from institutions or private individuals. We anticipate the Company will incur (12) twelve months of operational losses at approximately $500 per month before we can generate adequate cash flow to cover operations. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing or sponsorship fees. There can be no assurance that such financing or sponsorship fees will be available on suitable terms.

         Our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on September 17, 2007 and we do not have a history of earnings. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

         TheWebDigest Corp. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. TheWebDigest Corp. will receive all proceeds from the sale of the shares being registered.

         Our principal executive offices are located at 5100 West Copans Road, Suite 710, Margate, Florida 33063 and our telephone number is (954) 599-3672. Our fiscal year end is December 31.

                             SUMMARY OF THE OFFERING

         We have 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

SHARES OFFERED                      3,000,000 shares of common stock are
                                    offered by the Company.

OFFERING PRICE PER SHARE            $0.01.

NUMBER OF COMMON SHARES
OUTSTANDING BEFORE THE OFFERING     9,000,000 common shares are currently issued
                                    and outstanding

NUMBER OF COMMON SHARES
OUTSTANDING AFTER THE OFFERING
OF COMMON                           12,000,000 shares will be issued and
                                    outstanding after the offering assumed all the shares offered hereby are sold.

MINIMUM NUMBER OF SHARES TO
BE SOLD IN THIS OFFERING            None.

MARKET FOR THE COMMON SHARES        There is no public market for the common
                                    shares. The price per share is $0.01. In addition, the offering price for the shares will remain $0.01 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The Company may sell at prevailing market prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

                                    THEWEBDIGET CORP. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if THEWEBDIGEST CORP. common stock is quoted or granted listing, an active market for the common shares may not develop even if we are listed on the Over-The-Counter (OTC) Bulletin Board or any other listed exchange. If a market develops, the price of the shares in the market may not be greater than or equal to the price per share that investors in this offering pay; in fact, the price of our shares in any market that may develop could be significantly lower.

USE OF PROCEEDS                     THEWEBDIGEST CORP. will receive all proceeds
                                    from the sale of the common stock by the Company. If all 3,000,000 common shares being offered by THEWEBDIGEST CORP. are sold, the total gross proceeds to THEWEBDIGEST CORP. would be $30,000. The
                                    Company intends to use the proceeds from this offering to develop and complete the business and marketing plan, and for other general corporate and working capital purposes. The Company has entered into an Agreement with an independent contractor to develop and construct the five web portals for a total amount of $30,000,payable 50%($15,000) thirty days after our offering becomes effective and the balance ($15,000) six months thereafter.

                                    Therefore $15,000 of the use of proceeds are anticipated to pay the initial amount as agreed upon and the balance of the proceeds will be used by the corporation as determined by management at their absolute discretion. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6,500 are being paid for by THEWEBDIGEST CORP.

TERMINATION OF THE OFFERING         The offering will conclude when all
                                    3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the
                                    Securities and Exchange Commission.
                                    THEWEBDIGEST CORP. may at its discretion extend the offering for one additional 90 day period.

TERMS OF THE OFFERING               The Company will determine when and how the
                                    Company will sell the common stock offered in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary of our financial information for the period from inception (September 17, 2007) through March 31, 2009 which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

                                                                   Cumulative Amount    Cumulative Amount
                                    For the 3        For the 3     September 17, 2007   September 17, 2007
                                  Months Ended     Months Ended      (inception) to       (inception) to
                                 March 31, 2009   March 31, 2008   December 31, 2008      March 31, 2009
                                 --------------   --------------   -----------------    ------------------
REVENUES
Sales ........................      $      0         $      0          $      0              $      0
   Cost of Sales .............             0                0                 0                     0
                                    --------         --------          --------              --------
   Gross profit ..............             0                0                 0                     0

      TOTAL OPERATING EXPENSES        16,000            8,242            12,911                28,911
                                    --------         --------          --------              --------

Loss from operations .........      $(16,000)        $ (8,242)         $(12,911)             $(28,911)
                                    --------         --------          --------              --------

BALANCE SHEET DATA:                          MARCH 31,      DECEMBER 31,
                                               2009             2008
                                             ---------      ------------

Working capital (DEFICIT)                    $(19,111)        $(3,911)

Total current assets ..................      $      0         $     0
Total assets ..........................      $      0         $     0
Total current liabilities .............      $ 19,111         $ 3,911
Total liabilities .....................      $ 19,111         $ 3,911
Total shareholders' equity (deficit) ..      $(19,111)        $(3,911)

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

         As a public Company, we incur significant legal, accounting and other expenses that a private Company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public Company, we need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public Company reporting requirements and compliance with the internal controls of Section 404 of the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

YOU MAY NEVER REALIZE A RETURN ON YOUR INVESTMENT. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY.

         To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK BECAUSE WE HAVE HAD OPERATING LOSSES SINCE INCEPTION

         We are a development stage Company formed in September 2007 with the purpose to establish ourselves as informational web portals specializing in specific domain names emphasizing the subject matter of the specific domain name. We may be unable to produce and complete the web portals, and therefore will not have the opportunity to generate revenues. Since inception (September 17, 2007) through March 31, 2009 we have incurred operating losses of $28,911. There would be a substantial doubt, then, about our ability to continue as a going concern.

         We anticipate incurring losses and accumulating stockholder's deficits during the period prior to completion of our informational web portals. A minimum of five (5) individual web portals, are anticipated as the test market to generate revenues in accordance with the business plan. Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed below may affect our operating results:

o  Our ability to attract users to our web sites.

o  Our ability to monetize (or generate revenue from) traffic on our web sites.

o  Our ability to attract sponsors to our web portals.

o The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

o  Our focus on long-term goals over short-term results.

o  The results of our investments in our development stage enterprise.

o Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

o  Our ability to achieve revenue goals.

THEWEBDIGEST CORP. REQUIRES THAT WE SPEND SIGNIFICANT FUNDS BASED ENTIRELY ON OUR PRELIMINARY EVALUATION OF THE POTENTIAL OF THE MARKET. IT IS IMPOSSIBLE TO PREDICT THE SUCCESS OF ANY PRODUCT BEFORE MARKETING STARTS.

         Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company. In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements. Additionally, we have not been legally able to undertake any financing efforts, other than some short term debt financing, while our Registration is pending.

         We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for sponsors and web sites. These sites may also have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company's network. Any such decline could negatively affect our revenues.

THEWEBDIGEST CORP. USES INDEPENDENT CONTRACTORS TO OBTAIN AND DISPLAY INFORMATIONAL CONTENT ON OUR WEB SITES. ALL COPYRIGHTED CONTENT SHOULD HAVE PERMISSION OR COPYRIGHT APPROVAL PRIOR TO PUBLISHING AND POSTING ON OUR WEB SITES. THERE ARE NO ASSURANCES THAT WE WILL BE ABLE TO OBTAIN PERMISSION OR COPYRIGHT APPROVAL WHICH COULD RESULT IN DAMAGES.

         The informational material, published on our web sites, requires permission and/or copyright approval. We have internal controls to assure that we have permission and/or copyright approval from all third parties. We use independent contractors to provide content from various sources including the Library of Congress, magazines and various publications both in print and web-based. There are no assurances that we will avoid "cease and desist" orders or claims because we have not obtained permissions or copyright approvals for published and posted content. If, as a result of it being determined that we violated certain permissions and/or copyright approval, we could be required to pay monetary damages and/or a complete web site closure. There are no assurances that we will be financially capable of paying any damaged awards which could have the consequence of our total company being terminated.

WE FACE COMPETITION FROM TRADITIONAL MEDIA COMPANIES, AND WE MAY NOT BE INCLUDED IN THE ADVERTISING BUDGETS OF LARGE ADVERTISERS, WHICH COULD HARM OUR OPERATING RESULTS.

         In addition to internet companies, we face competition from companies that offer traditional media advertising or sponsorship opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising and sponsorship. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than our web portals.

THERE IS NO MINIMUM NUMBER OF SHARES WE HAVE TO SELL IN THIS OFFERING.

         We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

STATE BLUE SKY LAWS MAY LIMIT RESALE OF THE SHARES.

         The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain
(1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

                    RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT. SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

         THEWEBDIGEST CORP. is a development stage Company and has not yet begun to execute its business plan. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on September 17, 2007 and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

         We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planned expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

         Mr. Adelstein, our sole officer and director, (shall own 75% of the common shares, if all common shares offered herein are sold) has other outside business activities and is devoting only approximately 10-20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Adelstein, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the Company's business, which may result in periodic interruptions in the implementation of the Company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

         The Company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the Company to execute the Company's business plan to become profitable.

         All decisions regarding the management of the Company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company's sole officer and director. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the Company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the Company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

         The Company's management may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on its sole officer and director.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

         Developing and executing our business plan of web portals requires a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start producing and developing our web portals and market our various portals to sponsors, requires an initial investment of approximately $70,000 and we anticipate 12 months of operational losses at approximately $500 per month before we can generate adequate cash flow to cover operations.

         We expect that we will be required to seek additional financing in the future. We cannot be sure that such financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of a shareholder's interest in the Company. If we cannot obtain financing when we need or on terms that are commercially reasonable to us, we will not be able to pursue our business plan as we currently anticipate.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

         Our plans include obtaining internet domain names, developing web portals and marketing to sponsors. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

         Although we plan on researching our product line carefully, some web portals may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

         We intend to enter into markets where the interest is favorable or in demand to our business. However, we may be unable to enter such markets successfully. Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions, identifying a demand for our web portals and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE DO NOT COMPLETE PRODUCTION ON SCHEDULE OR WITHIN BUDGET, OUR ABILITY TO GENERATE REVENUE MAY BE DIMINISHED OR DELAYED.

         Our ability to adhere to our schedule and budget face many uncertainties. If the Company does not complete the production and development of its initial five web portals on or before May 31, 2009, the Company cannot present these portals to distributors and advertising agencies to attract sponsors. The Company is dependent on the completion of these five web portals by an independent consulting firm, but if the completion is not on or before June 30, 2009, the Company will incur additional operating costs, estimated to be $500 per month commencing July 1, 2009. Therefore, if the delay of the completion of the five web portals is three to six months, the Company could have an additional cash requirement of $1,500 to $3,000 respectively. There can be no assurance that such financing will be available on suitable terms to fund the Company's additional costs, if required.

                         RISKS RELATED TO THIS OFFERING

INVESTORS WILL PAY MORE FOR THEWEBDIGEST CORP. COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

         The arbitrary offering price of $0.01 per common share as determined herein, is substantially higher than the net tangible book value per share of THEWEBDIGEST CORP. common stock. THEWEBDIGEST CORP. assets do not substantiate a share price of $0.01 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

         Our stock is currently not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

         The Company cannot apply directly to be quoted on the OTC Bulletin Board until this offering becomes effective with The Securities and Exchange Commission. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts, the Company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the Company's intent to contact potential market makers for the OTC Bulletin Board after the effectiveness date granted by the Securities and Exchange Commission.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

         In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. They must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 100,000,000 AUTHORIZED COMMON SHARES and 10,000,000 AUTHORIZED PREFERRED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

         The Company has 100,000,000 authorized common shares of which only 9,000,000 are currently outstanding and 12,000,000 will be issued and outstanding if all the shares in this offering are sold. The Company's management could, without the consent of the Company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the Company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100 % OF THE OUTSTANDING COMMON STOCK, (SHALL OWN 75% OF THE OUTSTANDING COMMON STOCK IF ALL SHARE OFFERED HEREIN ARE SOLD) INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

         The Company's sole officer and director owns approximately 100 % of our currently outstanding common stock. As a result, he will be able to decide who will be directors and control the direction of the Company. Our sole officer and director's interests may differ from the interests of our other stockholders.

         Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the Company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

         If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

                         RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR WEB PORTALS, WE WILL NOT ATTRACT CUSTOMERS.

         Our success will depend on several factors, including the web portal user enjoying and using on a frequent basis the specific information on the web portal and the advertisement community determining the web portal has value for its customer's utilization of said web portal. We believe that the Web portal users' acceptance depends on several factors, including the overall advertising and promotion of our the web portal, the information gathered on the web portal, the innovation of creating real interest solutions pertaining to the specific web portal and its subject matter. Our web portals may not achieve broad market acceptance. A failure to achieve public acceptance for our web sites, would have a material and adverse effect on our business, operating results and financial condition.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the development of specific web portals throughout the United States. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and producing the specific web portals, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

         Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is currently no public market for our common stock and there are no assurances a public market will ever be established. On June 8, 2009, all of our issued and outstanding common stock is owned by our sole officer and director.

DIVIDEND POLICY

         As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2009. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                                      March 31,
                                                                        2009
                                                                    ------------
Long term liabilities ...........................................   $         0
Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
   no shares issued and outstanding .............................   $         0
Common stock, $0.0001 par value, 100,000,000 shares authorized,
   9,000,000 shares issued and outstanding ......................     9,000,000
Additional paid-in capital ......................................   $         0
Accumulated (deficit) ...........................................   $   (28,911)
                           Total shareholders' equity
Total capitalization (deficit)...................................   $   (19,911)

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $6,500 for professional services and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee we will be successful at selling any of the shares being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENTAGE OF NET PROCEEDS RECEIVED:

                                      60%               80%              100%
                                  -----------      -----------      -----------
Shares Sold .................       1,800,000        2,400,000        3,000,000
Gross Proceeds ..............     $    18,000      $    24,000      $    30,000
Less Offering Expenses ......           6,500           (6,500)          (6,500)
                                  -----------      -----------      -----------
Net Offering Proceeds .......     $    11,500      $    17,500      $    23,500

         Regardless of the amount of net proceeds we receive from this offering, the funds raised through this offering will be used to develop and complete the business and marketing plan. If all (100%) of the common shares are sold herein, we plan to spend $1,500 in administrative and general expenses and $22,000 in the development of the five web informational portals. The Company has entered into an Agreement with an independent contractor to develop, construct and provide copyright approved content for the five informational web portals for a total amount of $30,000, payable 50% ($15,000) thirty days after our offering becomes effective and the balance ($15,000) six months thereafter. At March 31, 2009, we have a liability for the initial payment ($15,000) for financial purposes since we have not paid the independent contractor. Therefore, $15,000 of the use of proceeds are anticipated to pay the initial amount as agreed upon and the balance of the proceeds will be used by the corporation as determined by management at their absolute discretion. If less than $23,500 proceeds are obtained from this offering, the Company's sole officer, stockholder and director will provide the shortfall amounts up to a maximum of $23,500, as required from time to time. In addition to the amount of net proceeds from this offering, we will seek alternative financing through means such as borrowing from institutions or private individuals. There can be no assurance that such financing will be available on suitable terms to fund the Company's additional cash requirements if needed. If less than 100% of the common shares are sold herein we will have fewer proceeds to develop our informational web portals.

                         DETERMINATION OF OFFERING PRICE

         As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by THEWEBDIGEST CORP. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

         The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on September 17, 2007.

         The Company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

         Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD (1)

Price per share .............................................  $  0.01
Net tangible book value per share before offering ...........  $  (.002)
Potential gain to existing shareholders .....................  $   .0008
Net tangible book value per share after offering ............  $   .0003
Increase to present stockholders in net tangible book value
   per share after offering .................................  $   .002
Capital contributions .......................................  $    39,000
Number of shares outstanding before the offering ............    9,000,000
Number of shares after offering held by existing stockholders    9,000,000
Percentage of ownership after offering ......................          75%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD (1)

Price per share .............................................  $  0.01
Dilution per share ..........................................  $  0.0096 (96.3%)
Capital contributions .......................................  $    30,000
Percentage of capital contributions .........................          77%
Number of shares after offering held by public investors ....    3,000,000
Percentage of ownership after offering ......................           25%
---------
(1) Based on the net proceeds of $23,500, if all (100%) shares offered are subscribed to.

                           THE OFFERING BY THE COMPANY

         THEWEBDIGEST CORP. is registering 3,000,000 shares of its common stock for offer and sale.

         There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) OTC Compliance Unit before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

         All of the shares registered herein will become tradable on the effective date of this registration statement. The Company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

         The Company is hereby registering 3,000,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

         In the event the Company receives payment for the sale of their shares, THEWEBDIGEST CORP. will receive all of the proceeds from such sales. THEWEBDIGEST CORP. is bearing all expenses in connection with the registration of the shares of the Company.

                              PLAN OF DISTRIBUTION

         We are offering the shares on a "self-underwritten" basis directly through Steven Adelstein our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. THEWEBDIGEST CORP. may at its discretion extend the offering for one additional 90 day period.

         This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one hundred and eighty days from this initial effective date of this registration.

         In connection with their selling efforts in the offering, Mr. Adelstein will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Adelstein is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Adelstein will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Adelstein is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Adelstein will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Adelstein has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

         9,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

         THEWEBDIGEST CORP. will receive all proceeds from the sale of the shares by the Company. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, THEWEBDIGEST CORP. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

         The Company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Company. Further, the Company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Company or by agreement between the Company and any purchasers of our common stock.

         We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

         The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

         In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

         THEWEBDIGEST CORP. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

PROCEDURES FOR SUBSCRIBING

         We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement, and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "THEWEBDIGEST CORP."

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

         We are a development stage Company incorporated in September 2007 to establish itself as internet informational portals.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary of our financial information for the period for the three (3) month period ending from March 31, 2009 and 2008 which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

                                    For the 3        For the 3
                                  Months Ended     Months Ended
                                 March 31, 2009   March 31, 2008
                                 --------------   --------------
REVENUES
Sales ........................      $      0         $      0
   Cost of Sales .............             0                0
                                    --------         --------
   Gross profit ..............             0                0

      TOTAL OPERATING EXPENSES        16,000            8,242
                                    --------         --------

Loss from operations .........      $(16,000)        $ (8,242)
                                    --------         --------

BALANCE SHEET DATA:                          MARCH 31,
                                               2009
                                             ---------

Working capital (DEFICIT)                    $(19,111)

Total current assets ..................      $      0
Total assets ..........................      $      0
Total current liabilities .............      $ 19,111
Total liabilities .....................      $ 19,111
Total shareholders' equity (deficit) ..      $(19,111)

         We intend to develop and market our web portals and sell sponsorship rights through various marketing and advertising procurement channels throughout the United States and foreign territories. The Company business plan provides for each web portal to have five (5) individual sponsors that pay an annual fee (to be established as our marketing program develops) for a rotating sponsorship banner displayed on our web portal including a hyperlink to the sponsors web site. Our individual web portals, as developed, contains information specific to the subject matter as described in each web domain. The sponsorships obtained by us will have a direct relationship to the specific subject matter that they sponsor. For example, if our web portal is the www.thediabeticdigest.com, the sponsor will have a direct correlation to diabetes and accordingly, the web portal will have informational data specifically for the same subject matter mainly diabetes. Emphasis will be placed on the following types of products to develop each web portal on a specific subject matter that directly refers to the web domain name (ex. diabetes - www.thediabeticdigest.com; arthritis - www.thearthritisdigest.com; vitamins--www.thevitamindigest.com; podiatry - www.thepodiatrydigest.com. ,etc.) These are just a few of our web portals in our line of domain names to be developed.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names as informational web portals. The Company's management will or has retained independent contractors to provide the technical services and the to-be-posted content. The Company has entered into an Agreement with an independent contractor to provide, construct, produce, develop and provide copyright approved content for the five listed web portals below for a total of $30,000 payable 50% thirty days after our offering becomes effective and the balance ($15,000) six months thereafter. The specific web sites (web portals) are focused on the subject matter named within the domain name with the primary emphasis on informational material gathered on the specific subject matters. Additionally, each web site will contain copyrighted and approved materials from independent third parties such as other web sites (link exchanges), magazines, publications and outside sources without violating federal statues on copyrighted material.

         The proposed web sites will be presented to prospective sponsors at completion of the development and have a sponsored link from our web portals to the sponsors web sites upon execution of the agreement. In according with our business plan, each web portal will have a maximum of five (5) individual sponsors that have an economic reason to become our sponsors for the specific subject matter that is displayed on each web portal. At the presentation of our web sites to various sponsors, the completed design and content will be posted as to indicate fully developed web sites.

         We have started the process of developing five distinct web informational portals, as listed below:

                                      Development Internet Site/
Domain Name                Subject    Under Construction
-----------                -------    ------------------------------------------
www.TheDiabeticDigest.com  Diabetes   http://www.stareye.com/thediabeticdigest
www.TheArthitisDigest.com  Arthritis  http://www.stareye.com/thearthritisdigest/
www.TheVitaminDigest.com   Vitamin    http://www.stareye.com/thevitamindigest/
www.TheBoxingDigest.com    Boxing     http://www.stareye.com/theboxingdigest
www.TheCigarDigest.com     Cigar      http://www.stareye.com/thecigardigest

         The Company has entered into an Agreement with an outside Contractor to develop and construct the above five web portals. Our independent contractor is collecting and posting the informational content on our various web portals. Since we are not creating original content, we are gathering content from independent sources including the Library of Congress, magazines and various publications for our web portals. When we display this informational content on our specific web sites, we must obtain permission and, in some cases, copyright approval. If we do not obtain the proper permissions and/or copyright approval, the publisher of the informational content as displayed on our web site could issue a "cease and desist" order and could have claims resulting in financial damages to our Company. It is our responsibility to obtain the proper permissions and authority to display content on our web portals and although we require our independent contractor to obtain these approvals, we are the ultimate responsible party.

         Upon receipt of any notice of copyright infringement and/or not obtaining publisher's permission, our policy is to remove the infringed content immediately from display on our web portals. Even though we have internal control procedures to review permissions and copyright approved content, there are no assurances that we will obtain all permissions or approvals properly which could ultimately result in further expenses and claims. We solely are responsible for all content displayed on our web portals and will be using both independent parties and internal personnel to obtain permission for displaying this content.

         In accordance with our independent Contractor's Agreement, it is anticipated that the five web portals will be completed for beta testing during the third quarter of 2009. The Company anticipates introducing these five web portals to distributors and sponsors during the fourth quarter of 2009. Each web portal is to be sponsored by independent outside entities that relate to the subject matter of each specific web portal. For example, www.TheDiabeticDigest.com will be presented for sponsorship to suppliers manufacturers, pharmaceutical companies, professional health care givers and providers, and others, who directly would benefit from sponsorship and link exchange of this specific informational web site pertaining to the subject matter: diabetes. Our sponsors' web sites will have cross-links to our web portals whereby the ultimate user can click straight through to our web site. Additionally, our web site will have linkage (link exchange back to the sponsor site) so that our users will have hyperlinks accordingly.

         The Company does not anticipate any user fees whatsoever from subscriber use. The Company's business plan anticipates its sole revenue source from sponsors. Each sponsor will create a banner and hyperlink to their own web site whereby the Company will not be selling any products directly, but rather directing the ultimate user to the individual sponsors' web sites. The companies' web sites are being developed as informational rather than selling products to the consumer.

         The Company plans to market its web portals to sponsors that have an economic interest in the specific subject matter for each web portal. We plan to use conventional marketing including printed collateral material, direct mail and other methods to attract sponsors. For example, if we're trying to attract sponsors for www.theboxingdigest.com, we will send our brochures to specific potential sponsors including magazines, equipment retailers and manufacturers within the boxing community. To date, we have not completed our marketing materials to attract the appropriate sponsors and in accordance with our business plan, we should complete these materials during the third quarter of 2009.

         Upon the completion of our web portals, we will implement our consumer marketing plan by internet, pay-per-click, search engine listings and conventional marketing materials including printed brochures and direct mail. Our major implementation of our marketing plan will be the utilization of pay-per-click. Pay Per Click is an Internet advertising model used on search engines, advertising networks, and content sites, such as blogs, in which advertisers pay their host only when their ad is clicked. With search engines, advertisers typically bid on keyword phrases relevant to their target market. Content sites commonly charge a fixed price per click rather than use a bidding system. In accordance with our business plan, we have allocated the majority of our marketing budget for advertising our individual web portals with priority listings on search engines. We plan on spending $500 (prior to obtaining sponsors) per month to promote users to our individual web sites having specific subject matters that interest the user. We intend to pay this $500 per month to promote our web portals either from the proceeds of this offering or financing from independent parties. There are no assurances that these funding requirements can be accomplished.

         As we determine the actual results derived from the pay-per-click endeavor, we will increase or decrease our expenditures as the results dictate. Upon the actual receipt of revenues from sponsors, our business plan increases our monthly budget for pay-per-click on search engines. We certainly understand that the ultimate user of our web portals, in seeking information for their desired usage, requires marketing exposure to them about our web portals. In order to have affordable funding for our media campaign, we must obtain sponsors to generate revenues.

         The Company will limit each web portal to five sponsors and anticipate receiving an annual sponsorship fee. The projected sponsor fee will be determined after the five web portals are completed and we present these web portals through the Company's distribution and sponsorship relationships. As the Company's business plan is executed and the economic potential of the web portals are realized, the Company plans to expand the development of additional domain names.

         Regardless of the amount of net proceeds we receive from this offering, the funds raised through this offering will be used to develop and complete the business and marketing plan. If all (100%) of the common shares are sold herein we plan to spend $1,500 in administrative and general expenses and $22,000 in the development of the five web informational portals. The Company has entered into an Agreement with an independent contractor to develop, construct and obtain copyright approved content for the five informational web portals for a total amount of $30,000, payable 50% ($15,000) thirty days after our offering becomes effective and the balance ($15,000) six months thereafter. At March 31, 2009, we have a liability for the initial payment ($15,000) for financial purposes since we have not paid the independent contractor. Therefore $15,000 of the use of proceeds are anticipated to pay the initial amount as agreed upon and the balance of the proceeds will be used by the corporation as determined by management at their absolute discretion. If less than $23,500 proceeds are obtained from this offering, the Company will be required to obtain outside financing. If outside financing is not available on the terms and conditions acceptable to the Company, the sole officer and director will provide the shortfall from time to time.

         Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve
(12) month period partially through this offering and will seek alternative financing through means such as borrowing from institutions or private individuals. There can be no assurance that such financing will be available on suitable terms to fund the Company's additional cash requirements if needed. If less than 100% of the common shares are sold herein we will have fewer proceeds to develop our informational web portals.

         To become profitable, we must complete our five web informational portals to attract the sponsorship revenues to provide the necessary funding source to execute our business plan. At March 31, 2009 we have expended approximately $28,911 (including a liability to our independent contractor of $15,000) and we estimate that will require approximately $15,000 to complete the production and development of the initial five (5) web portals. Additionally our plan is to spend an amount not to exceed $26,089 of marketing costs to obtain sponsors to generate revenues. As the Company anticipates requiring a total of $70,000 of funding requirements to generate revenues in order to achieve our business plan goals, additional funding is mandatory. We cannot guarantee the successful sales of the common share offered herein or the raising of additional capital, debt, or other resources to complete our production, development, and marketing of our initial five informational web portals.

         The Company is a development stage entity and evaluates performance based on several factors including revenues and operating expenses. The following table summarizes our performance as a development stage company for the fiscal years ending December 31, 2008 and 2007.

                                                  December 31,
                                              2008           2007
                                            --------       --------
Revenues
   Total Gross Revenues ................    $      0       $      0

Operating Expenses
   Legal And Accounting ................       8,769              0
   Administrative and General ..........       2,642          1,500
          Total Operating Expenses .....      11,411          1,500

Total (Loss) from operations ...........    $(11,411)      $ (1,500)

         The increases ($9,911) for the year ending December 31, 2008 as compared to 2007 (from inception September 17, 2007 to December 31, 2007) was as a result of the Company determination to file a Prospectus (Form S-1) with the Securities and Exchange Commission and as a result, required audited financials, additional legal fees and additional administrative expenses.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

         There is no historical financial information about us upon which to base an evaluation of our performance. THEWEBDIGEST CORP. was incorporated in the State of Florida on September 17, 2007; we are a development stage Company attempting to enter into the development of web portals and have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors").

         To become profitable and competitive, we must start producing, completing and marketing our web portals, in addition to also attract sponsorships to provide capital, and attract new business.

         Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

         Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to start producing and completing our web portals. We intend to outsource the majority of (if not all) of our production, development and marketing of our informational web portals.

         Since inception (September 17, 2007) through March 31, 2009, THEWEBDIGEST CORP. has spent a total of $28,911 included in the total amount of expenditures at March 31, 2009 ($28,911) are $150 on start-up costs in the initial formation of the Company, expenditures of $8,769 for accounting and legal services, expenditures for web design and development of $15,000 and expenditures of $4,992 for general administrative costs including registration of web domain names, procurement of preliminary web site designs and printing costs. Most (if not all) of these same expenditures are recurring in nature and should overlap annually. The Company has not generated any revenue from business operations. All proceeds expended by the Company are the result of the sale of common stock to its sole officer and director.

         Since inception, the majority of the Company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. On September 30, 2007, THEWEBDIGEST CORP. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share.

         As we anticipate needing a $70,000 in order to execute our business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start developing individual web portals. We anticipate that receipt of such financing may require granting a security interest in the line of web portals we would produce, but are willing to grant such interest to secure the necessary funding.

         Through March 31, 2009 we have spent a total of $28,911 in general operating expenses. We raised the cash amounts used in these activities from our officer and accruing a liability with our independent contractor.

         To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space leased by our sole officer and are only paying the direct expenses associated with our business operations.

         Given our low monthly cash flow requirement and the agreement of our officer, management believes that our auditors have expressed substantial doubt about our ability to continue as a going concern. Assuming that we do not commence our anticipated operations, we have sufficient financial resources to meet our obligations for at least the next twelve months.

         In the early stages of our business plan, we will need cash for marketing and development of our web portals. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $70,000 on such endeavors. The anticipated requirements for the use of proceeds of the $70,000 is to spend the initial $30,000 with our independent contractor to build, produce and complete our initial five web portals for presentation to sponsors and others to fulfill our payment obligations pursuant to agreement. Additionally, the balance ($40,000) is anticipated to be used to operate and market our web portals, to sponsors and consumers through the internet including pay-per-click, conventional marketing and printed collateral materials.

         If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

         Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 3 of our financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage Company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2007.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2008 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the Company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method. The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

RECENT ACCOUNTING PRONOUNCEMENTS

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of non controlling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

         (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report non controlling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

         In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of FASB Statement No. 133 ("SFAS No. 161"). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS No. 161 will have a material impact on its consolidated financial statements. In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a Company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a Company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

         In May 2008, the FASB released SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The Company does not believe the application of SFAS 162 will have a significant impact, if any, on the Company's financial statements.

         May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

         In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

         In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

         In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

OFF BALANCE SHEET ARRANGEMENTS

         WE ARE NOT A PARTY TO ANY OFF BALANCE SHEET ARRANGEMENTS

                                  OUR BUSINESS

INTRODUCTION

         THEWEBDIGEST CORP. is a development stage Company and was incorporated in Florida on September 17, 2007.

         We intend to develop and market our web portals and sell sponsorship rights through various marketing and advertising procurement channels throughout the United States and foreign territories. Emphasis will be placed on the following types of web portals: to develop each web portal on a specific subject that directly refers to the web domain name (ex. Diabetes - www.thediabeticdigest.com; arthritis - www.thearthritisdigest.com; vitamins - www.thevitamindigest.com; podiatry - www.thepodiatrydigest.com.) These are just a few of the intended domain names in our line of offerings to be developed.

         We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

         If the Company sells 100% of the common shares offered herein, the net offering proceeds will be $23,500. The net offering proceeds ($23,500) will be used to pay an independent contractor for services rendered of $15,000 and the balance ($8,500) will be used as payment for marketing the initial five web portals to obtain sponsors for each specific web sites. The Company anticipates that the net offering proceeds will satisfy the cash requirements in accordance with the Company's business plan for a period of six months ending November 30, 2009. Our sole officer, stockholder and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowing from institutions or private individuals. If the Company does not complete the production and development of its initial five web portals on or before April, 2009 the Company cannot present these portals to distributors and sponsors. The Company is dependent on the completion of these five web portals by an independent consulting firm, but if the completion is not on or before June 30, 2009, the Company will incur additional operating costs, estimated to be $500 per month commencing July 1, 2009 including but not limited to web site hosting, maintenance, Internet Service Provider costs and security software. Therefore, if the delay of the completion of the five web portals is three to six months, the Company could have an additional cash requirement of $1,500 to $3,000 respectively. There can be no assurance that such financing will be available on suitable terms to fund the Company's additional costs, if required.

         We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

         The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

STRATEGY AND PRODUCTS

         We believe that there is a strong need for a new innovative approach to provide specific internet web portals pertaining to a limited subject matter, having a complete informational approach.

         Through our intended content approach, we intend to create real awareness that encourage the user to visit the various web portals on numerous occasions. We intend our web portals and advertisers to provide the consumer with the knowledge that these web portals are proper for their needs.

         Our strategy is keeping the consumer and user informed, satisfied and updated on the specific subject matter pertaining to each web portal. The individual web portals will display a variety of content that relates to the specific subject matter. For example, the subject of arthritis will have content that is generic to the subject matter; content that is medically driven including current research, development, and content that is user-friendly in nature including entertainers and sports figures that are experiencing and coping with arthritis. The user can select which content interests them and therefore review the web portals as they desire.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names to a web portal it takes significant capital, time and technical expertise. The Company's management has retained independent contractors to provide said technical services. We have started the process of developing five distinct web portals:

                                      Development Internet Site/
Domain Name                Subject    Under Construction
-----------                -------    ------------------------------------------
www.TheDiabeticDigest.com  Diabetes   http://www.stareye.com/thediabeticdigest
www.TheArthitisDigest.com  Arthritis  http://www.stareye.com/thearthritisdigest/
www.TheVitaminDigest.com   Vitamin    http://www.stareye.com/thevitamindigest/
www.TheBoxingDigest.com    Boxing     http://www.stareye.com/theboxingdigest
www.TheCigarDigest.com     Cigar      http://www.stareye.com/thecigardigest

         The Company has entered into an Agreement with an outside Contractor to develop and construct the above five web portals. The Company anticipates introducing these five web portals to distributors and sponsors during the third quarter of 2009. Each web portal is to be sponsored by independent outside entities that relate to the subject matter of each specific web portal. For example, www.TheDiabeticDigest.com will be presented for sponsorship to suppliers manufacturers, pharmaceutical companies, professional health care givers and providers, and others, who directly would benefit from sponsorship and link exchange of this specific informational web site pertaining to the subject matter: diabetes. Additionally, our web site will have linkage (link exchange back to the sponsor site) so that our users will have hyperlinks accordingly. There are no assurances that the Company can obtain sponsors to generate sponsorship fees in the next (12) twelve months.

         We intend to develop and market our web portals and sell sponsorship rights through various marketing and advertising procurement channels throughout the United States and foreign territories.

         The business plan provides for each web portal to have five (5) individual sponsors that pay an annual fee(to be established as our marketing program develops) for a rotating sponsorship banner displayed on our web portal including a hyperlink to the sponsors web site. The limitation of five (5) sponsors on each web portal could limit the revenue potential generated from each portal and ultimately result in lower cash flows generated. Our individual web portals, as developed, contains information specific to the subject matter as described in each web domain. Each individual web portal is being produced and designed as an informational portal of the subject specific matter. We will not sell products or goods directly to the consumer and we will derive our revenues from sponsors. Our marketing plan limits the banner sponsorships to five (5) in number so that our web portals do not become cluttered with advertisers since our basic concept is an informational, site and subject specific without any sales of consumer products. Additionally, the limitation of five (5) sponsors per web portal serves as an exclusivity to attract sponsors because of the limited factor of the number of sponsorships available. Our business model limits the sponsors to five (5) in number, but as our results are better defined, we may increase or decrease the number of sponsors on each web portal. We have selected the limitation of five (5) sponsors in accordance with our business model based on revenue projections. Since we do not have any historical documentation to substantiate our business model, we are influenced to increase or decrease our sponsors after we obtained more reliable information as to the reality of achieving our business model. As we are a development stage company, we plan to adapt to various circumstances as they become better understood by management including our marketing model.

         The sponsors banner will be designed to rotate on each web portal for approximately 30 seconds whereby the user can hyperlink directly to the sponsor's web site. The ultimate goal of the sponsor is for the informational user to hyperlink to the sponsors web site to obtain detailed information on the sponsors products and availability of same. These banners will be designed and produced by the actual sponsors which will be approved by us. The sponsorships obtained by us will have a direct relationship to the specific subject matter that they sponsor. For example, if our web portal is the www.thediabeticdigest.com, the sponsor will have a direct correlation to diabetes and accordingly, the web portal will have informational data specifically for the same subject matter - mainly diabetes.

         The specific web sites (web portals) are focused on the subject matter named within the domain name with the primary emphasis on informational material gathered on the specific subject matters. We will be using content that is both copyright-free and copyright approved. Each web site will contain copyrighted and approved materials from independent third parties such as other web sites (link exchanges), magazines, publications and outside sources without violating federal statues on copyrighted material. It is our responsibility to obtain the proper approvals to display informational data on our web portals. When we obtain content from all sources, it is our responsibility to have the proper permissions for our web portals. We solely are responsible for all content displayed on our web portals and will be using both independent parties and internal personnel to obtain permission for displaying this content.

         Although we have systems in place to assure our independent contractor has obtained the proper permission and/or copyright approvals, there are no assurances that we will avoid an error for displaying certain distinct data. Included in our internal controls are a defined checklist whereby we double-check our independent contractor's approval process. Our independent contractor has the following standard procedures to obtain proper permission so that we may display content on our web portals.

      a. Faxing a document to the publisher with the exact text to be used on our specified web portal indicating its use and its intended purposes and time length for which it will be displayed for.

      b. Obtaining a hand-written signature from authorized person(s) granting permission to use requested text for our web portals, then requesting that document to be faxed back to our Company and filed appropriately.

      c. Placing the content on our appropriate web portal for display, then sending an email to the publisher for their review and approval.

         We check at least once a month a minimum of 20% of the prior 30 days of uploaded and posted content to determine that our independent contractor obtained proper approvals for content.

      a. We randomly select a minimum of one (1) out of every five (5) to be posted content to verify that our independent contractor has the proper written authorization granting our permission to post on our web portals.

      b. In accordance with our randomly selected verification of our independent contractor, we verify (by calling, emailing or writing) by selecting one (1) out of every five (5) to the entity granting permission for copyright approval of our posted content.

         Additionally, our internal control procedures randomly test the written permissions for copyright and publisher approvals with direct communication with the owner of the content. Depending on our internal control testing results, we may expand our tests as deemed appropriate to fully satisfy ourselves that our web portal content has the necessary approvals as required.

         Upon receipt of any notice of copyright infringement and/or not obtaining publisher's permission, our policy is to remove the infringed content immediately from display on our web portals. Even though we have internal control procedures to review permissions and copyright approved content, there are no assurances that we will obtain all permissions or approvals properly which could ultimately result in further expenses, claims and/or monetary damages.

         The proposed web sites will be presented to prospective sponsors at completion of the development and have a sponsored link from our web portals to the sponsors web sites upon execution of the agreement. At the presentation of our web sites to various sponsors, the completed design and content will be posted as to indicate fully developed web sites. The informational material to be posted on each web portal will include material pertaining to the subject matter that is varied in nature including entertainment, sports, medical and general. Most of our web portals will include a dictionary describing terms and definitions pertaining to the subject matter and general interest stories that are more detail-content of the specific subject matter oriented for the individual user to better increase their revisits to our web portals on a consistent basis. The individual web portals will display a variety of content that relates to the specific subject matter. Our web portal (www.thearthritisdigest.com) will have content that is generic to the subject matter of arthritis. For Example, a general interest posting of how an individual handles his career and everyday activities having arthritis and the effects of his daily life.; content that is medically driven including current research, development, and content that is generic to the subject matter (arthritis) including articles that are entertaining. We also intend to post articles of prominent individuals (named entertainers, sports figures and others) that are experiencing and coping with arthritis.

         The user can select which content interests them and therefore review the web portals as they desire.

         Our intended audience is seeking information that is specific to the subject matter that our web portals display. For example, if our audience is seeking information pertaining to arthritis, they would seek out our web portal (www.thearhritisdigest.com) to obtain information including, but not limited to, definitions, published articles and other data specifically, directly and indirectly pertaining to the subject matter of arthritis (For example, how family members, friends and/or associates are reacting to a member who has arthritis). Because our web portals do not sell any products directly to our audience, we feel the informational credibility should increase with our audience as they visit our web portals on specific subject matters of their interest.

         As the Company's business plan is executed and the economic potential of the web portal are realized, the Company plans to expand the development of additional domain names.

         In accordance with the Company's business plan we will require a minimum of $70,000 to produce, construct and market our initial five informational web portals. During the next six month it will be necessary to raise additional funds to meet these expenditures required for operating our business.

         We intend to maintain our Corporate Internet Website. The THEWEBDIGEST CORP. website will be intended to (a) provide a forum for offering educational information for consumers, (b) offer a means of communication about our web portals and listing of sponsors and (c) generate revenue through sponsorships.

SALES AND MARKETING

         We intend to employ a salaried Vice President of Sales whose responsibility will be to visit advertising agencies, advertisers and other merchants throughout the United States to market our web portals. We intend to develop a non-salaried, sales commission only sales representative organization responsible to handle specialized advertisers.

ADVERTISING

         We intend to advertise in trade journals, consumer magazines, and the utilization of our various web portals. We will also seek to enter into strategic arrangements with businesses that we feel are complimentary to our business.

         We believe that we will also gain interest from other web sites, trade journals and consumer magazines for public relations.

COMPETITION

         Almost all of our competitors and potential competitors presently have considerably greater financial and other resources, experience in market penetration than us. Management believes that we may be able to distinguish THEWEBDIGEST CORP. by introducing new and innovative web portals in an industry that has been docile.

         Our competition includes, but not limited to all publications (both print and internet) web portals, search engines and various internet sites.

EMPLOYEES STAFFING

         As of June 8, 2009, THEWEBDIGEST CORP. has no permanent staff other than its sole officer and director, Steven Adelstein, who is the President and Chairman of the Company. Mr. Adelstein has the flexibility to work on THEWEBDIGEST CORP. up to 10 to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

         During the initial implementation of our marketing strategy, the Company has hired independent contractors to develop its website, rather than hire full time website development/maintenance employees. We plan on hiring a Vice President of Sales commission sales representative organizations to sell sponsorships on our various web portals.

LEGAL PROCEEDINGS

         We are not a party to any pending or threatened litigation.

PROPERTY

         The Company does not own any real estate or other properties. The Company's office is located at 5100 West Copans Road, Suite 710, Margate, FL 33063 and our telephone number is 954-599-3672. Our fax number is 954-974-5720. The business office is located in an office of Steven Adelstein, the sole officer and director of the Company at no charge.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

       NAME           AGE                        POSITIONS
       ----           ---                        ---------
Steven Adelstein       62     President, Secretary, Chief Financial Officer and
                              sole director

STEVEN ADELSTEIN, PRESIDENT, CEO, DIRECTOR, SECRETARY/CHIEF FINANCIAL OFFICER

         Mr. Adelstein is the founder of THEWEBDIGEST CORP. and has served since inception. Mr. Adelstein has been employed from April 1993 to present by AUW Inc. a private entity involved in real estate, venture capital and consulting. Mr. Adelstein has had various titles during his term of employment with AUW Inc. and during the last five years was President and Chairman of the Board of Directors.

CONFLICTS OF INTEREST

         At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Adelstein's devotion of time to projects that do not involve us. In the event that Mr. Adelstein ceases devoting time to our operations, he has agreed to resign as an officer and director.

DIRECTOR COMPENSATION

         The following table provides information concerning the compensation of members of our Board of Directors for each of their services as a director for fiscal years ending December 31, 2008 and 2007. The value attributable to any option awards is computed in accordance with FAS 123R.

                                         DIRECTOR COMPENSATION
                                         ---------------------
                       Fees                                       Non-qualified
                     earned or                      Non-Equity      deferred       All other
                      paid in    Stock    Option   incent plan    compensation    compensation
   Name              cash ($)    Awards   Awards   compensation   earnings ($)        ($)        Total
    (a)      Years      (b)      ($)(c)   ($)(d)     ($)(e)            (f)            (g)        ($)(h)
----------   -----   ---------   ------   ------   ------------   -------------   ------------   ------
Steven       2008        0          0        0          0               0              0            0
Adelstein
(1)          2007        0          0        0          0               0              0            0

(1) Steven Adelstein is the sole officer and director since inception (September 17, 2007) through present date (July 27, 2009).

         Mr. Steven Adelstein a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

         We have not paid any compensation (salaries, options or deferrals) from inception (September 17, 2007) through June 8, 2009 to our sole director, Steven Adelstein.

         Mr. Steven Adelstein a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

CODE OF ETHICS

         In September 2007 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

         o  honest and ethical conduct,

         o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

         o  compliance with applicable laws, rules and regulations,

         o  the prompt reporting violation of the code, and

         o  accountability for adherence to the code.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our Company and could be considered more form than substance.

         We do not have a policy regarding the consideration of any Director candidates which may be recommended by our stockholders, including the minimum qualifications for Director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of Director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of Directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional Directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of Director nominees.

         None of our Directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,

         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

         o  understands internal controls over financial reporting, and

         o  understands audit committee functions.

         Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our Company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

         Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

EXECUTIVE COMPENSATION

         Steven Adelstein will not be taking any compensation until the Company has raised $250,000 in funding (working capital) or has gross revenues in excess of $500,000.

SUMMARY OF COMPENSATION

         We have not paid any compensation (salaries, options or deferrals) from inception (September 17, 2007) through June 8, 2009 to our sole officer, Steven Adelstein. We do not anticipate beginning to pay Salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

REMUNERATION OF DIRECTORS AND OFFICERS

         The following table summarizes all compensation recorded by us in our last completed fiscal year for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2008 and 2007.

                                       SUMMARY COMPENSATION TABLE
                                       --------------------------

                                                      NON-EQUITY
                                                      INCENTIVE      NONQUALIFIED   ALL
NAME AND                            STOCK    OPTION   PLAN           DEFERRED       OTHER
PRINCIPAL          SALARY   BONUS   AWARDS   AWARDS   COMPENSATION   COMPENSATION   COMPENSATION   TOTAL
POSITION    YEAR   ($)      ($)     ($)      ($)      ($)            EARNINGS ($)   ($)            ($)
(A)         (B)    (C)      (D)     (E)      (F)      (G)            (H)            (I)            (J)
---------   ----   ------   -----   ------   ------   ------------   ------------   ------------   -----
Steven      2008      0       0        0        0           0              0              0          0
Adelstein
(1)         2007      0       0        0       0            0              0              0          0

(1) Steven Adelstein is our sole officer and director from inception (September 17, 2007) through present date (July 27, 2009).

EMPLOYMENT AGREEMENTS

         At this time, THEWEBDIGEST CORP. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         We have not paid any compensation (salaries, options, deferrals or outstanding equity awards) from inception (September 17, 2007) through December 31, 2008.

LONG-TERM INCENTIVE PLAN AWARDS

         We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

LIMITATION ON LIABILITY

         Under our Articles of Incorporation, we may indemnify the director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS DURING FISCAL 2008 AND 2007

         None.

                             DIRECTOR INDEPENDENCE

         Our Board of Directors has determined that we do not have any independent directors within The NASDAQ Stock Market's director independence standards pursuant to Marketplace Rule 4200.

                             PRINCIPAL SHAREHOLDERS

         At June 8, 2009 we had 9,000,000 shares of our common stock Issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 8, 2009 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o  each of our directors;

         o  each of our named executive officers; and

         o our named executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 5100 West Copans Road, Suite 710, Margate, Florida 33063. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL      % OF
NAME OF BENEFICIAL OWNER                                   OWNERSHIP       CLASS
------------------------                                   ----------      -----
Steven Adelstein ......................................    9,000,000        100%
All officers and directors as a group (one person) ....    9,000,000        100%

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         We have not adopted any equity compensation or similar plans.

                            DESCRIPTION OF SECURITIES

         Our authorized number of shares is one hundred ten million (110,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.0001 for an aggregate par value of ten thousand dollars ($10,000) and ten million shares of preferred stock (10,000,000) with a par value of ($.0001) for an aggregate par value of one thousand dollars ($1,000).

COMMON STOCK

         The shares of our common stock:

         o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

         o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

         o and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the sole stockholder will own approximately 75% of our outstanding shares.

PREFERRED STOCK

         We are authorized to issue 10,000,000 shares of $0.0001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

TRANSFER AGENT

         We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, THEWEBDIGEST CORP. will act as its own transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At June 8, 2009 we had 9,000,000 shares of common stock issued and outstanding, all of which are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our Company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

                                     EXPERTS

         Our financial statements as of and for the period from inception (September 17, 2007) to December 31, 2008 and 2007 included in this prospectus have been audited by Lake & Associates, CPAs, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         Upon completion of the offering ,we will become subject to the reporting and information requirements of the Securities Exchange Act of 1934 as amended, and, as a result, will file periodic and current reports, proxy statements, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC -03330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC's office upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's website is http:/www.sec.gov.

                                THEWEBDIGEST CORP

                          (A DEVELOPMENT STAGE COMPANY)


                          INDEX TO FINANCIAL STATEMENTS

           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009


                                                                         PAGE

Balance Sheet ....................................................       F-2

Statements of Operations .........................................       F-3

Statements of Cash Flows .........................................       F-4

Statements of Stockholders' Equity ...............................       F-5

Notes to Financial Statements ....................................   F-6 to F-12

                               TheWebDigest Corp.
                          (A Development Stage Company)
                                  BALANCE SHEET
                   As of March 31, 2009 and December 31, 2008

                                                        March 31,   December 31,
                                                          2009          2008
                                                        --------    ------------
                      ASSETS
CURRENTS ASSETS
  Cash ...........................................      $      -     $      -

TOTAL CURRENT ASSETS .............................             -            -

                                                        --------     --------
TOTAL ASSETS .....................................      $      -     $      -
                                                        ========     ========

       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accrued Liabilities ............................      $  2,500     $  1,500
  Accounts Payable ...............................        15,469          469
  Payable to Stockholder .........................         1,942        1,942
                                                        --------     --------
    TOTAL CURRENT LIABILITIES ....................      $ 19,911     $  3,911

TOTAL LIABILITIES ................................        19,911        3,911

STOCKHOLDERS' DEFICIT
  Common stock:  par value $.001;
    100,000,000 shares authorized;
    9,000,000 shares issued and outstanding ......         9,000        9,000
Additional paid in capital .......................             -            -
Deficit accumulated during the development stage .       (28,911)     (12,911)
                                                        --------     --------
    TOTAL STOCKHOLDERS' DEFICIT ..................       (19,911)      (3,911)

                                                        --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ......      $      -     $      -
                                                        ========     ========

   The accompanying notes are an integral part of these financial statements.

                                      TheWebDigest Corp.
                                 (A Development Stage Company)
                                    STATEMENT OF OPERATIONS
          For the 3 Months Ended March 31, 2009 and The Year Ended December 31, 2008
                 from September 17, 2007 (Date of Inception) to March 31, 2009
                                                       Cumulative Amount    Cumulative Amount
                                                             from                 from
                                         For the 3     September 17, 2007   September 17, 2007
                                       Months Ended      (inception) to       (inception) to
                                      March 31, 2009   December 31, 2008      March 31, 2009
                                      --------------   ------------------   ------------------
REVENUES
  Sales ...........................    $         -        $         -          $         -
  Cost of Sales ...................              -                  -                    -
                                       -----------        -----------          -----------
     Gross profit .................              -                  -                    -

OPERATING EXPENSES
  Administrative and General ......          1,000              4,142                5,142
  Legal and Accounting Expense ....              -              8,769                8,769
  Web Design and Development ......         15,000                  -               15,000
                                       -----------        -----------          -----------
     TOTAL OPERATING EXPENSES .....         16,000             12,911               28,911
                                       -----------        -----------          -----------

Loss from operations ..............        (16,000)           (12,911)             (28,911)
                                       -----------        -----------          -----------

OTHER INCOME

     TOTAL OTHER INCOME ...........              -                  -                    -
                                       -----------        -----------          -----------

NET OPERATING INCOME (LOSS)
 BEFORE INCOME TAXES ..............        (16,000)           (12,911)             (28,911)

PROVISION FOR INCOME TAXES ........              -                  -                    -
                                       -----------        -----------          -----------
NET INCOME (LOSS) .................    $   (16,000)       $   (12,911)         $   (28,911)
                                       ===========        ===========          ===========

Net Loss Per Common Share .........             **                 **                    -
Basic and fully diluted ...........         (0.002)            (0.001)              (0.003)

WEIGHTED AVERAGE SHARES OUTSTANDING      9,000,000          9,000,000            9,000,000

          The accompanying notes are an integral part of these financial statements.

                                              F-3

                                     TheWebDigest Corp.
                               (A Development Stage Company)
         STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) From September 17, 2007 (Date
                             of Inception) thru March 31, 2009
                                      Common Stock      Additional   Retained
Par Value of $0.001                                      Paid-in     Earnings
                                    Shares     Amount    Capital     (Deficit)     Total
--------------------------------   ---------   ------   ----------   ---------   ---------
Balance at September 17, 2007
 (date of inception) ...........           -   $    -   $        -   $       -   $       -
Common stock issued at
 September 30, 2007 ............   9,000,000    9,000            -           -       9,000
Net loss from September 17, 2007
 thru March 31, 2009 ...........           -        -            -     (28,911)    (28,911)
                                   ---------   ------   ----------   ---------   ---------
Balance at March 31, 2009 ......   9,000,000   $9,000   $        -   $ (28,911)  $ (19,911)

         The accompanying notes are an integral part of these financial statements.

                                            F-4

                                            TheWebDigest Corp.
                                      (A Development Stage Company)
                                         STATEMENT OF CASH FLOWS
                      From Setember 17, 2007 (Date of Inception) thru March 31, 2009
                                                                  Cumulative Amount    Cumulative Amount
                                                                        from                 from
                                                    For the 3     September 17, 2007   September 17, 2007
                                                  Months Ended      (inception) to       (inception) to
                                                 March 31, 2009   December 31, 2008      March 31, 2009
                                                 --------------   ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss) ..........................     $ (16,000)         $ (12,911)            $(28,911)
  Adjustment to reconcile net loss to
   Net cash used in operations:
    Issuance of Common Stock for Services ....             -                  -                    -
    Forgiveness of shareholder payable .......             -                  -                    -
  Changes in operating assets and liabilities:
    Accounts Payable, accrued liabilities and
     stockholder's payable ...................        16,000             12,911               28,911

                                                   ---------          ---------             --------
NET CASH USED IN OPERATIONS ..................             -                  -                    -
                                                   ---------          ---------             --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in payable to stockholder .........             -                  -                    -
  Inssuance of common stock ..................             -                  -                    -
                                                   ---------          ---------             --------
Net cash provided by financing activities ....             -                  -                    -
                                                   ---------          ---------             --------

                                                   ---------          ---------             --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS ............................             -                  -                    -
                                                   ---------          ---------             --------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             -                  -                    -
                                                   ---------          ---------             --------

CASH AND CASH EQUIVALENTS, END OF PERIOD .....     $       -          $       -             $      -
                                                   =========          =========             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
  Cash pain for interest .....................             -                  -                    -
                                                   =========          =========             ========
  Cash paid for income taxes .................             -                  -                    -
                                                   =========          =========             ========

                The accompanying notes are an integral part of these financial statements.

                                                   F-5

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 1 ORGANIZATION

         THEWEBDIGEST CORP. (a development stage enterprise) (the Company) was formed on September 17, 2007 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, ("Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2007.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Research and development costs
------------------------------

         Research and development costs are expensed as incurred. Accordingly, for the period ending March 31, 2009, $15,000 was expensed.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at March 31, 2009 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Share-Based Payments
--------------------

         The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Impact of New Accounting Standards
----------------------------------

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards-cont'd
-----------------------------------------

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

         (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

         In February 2008, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2008. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

         In December 2008, the FASB issued two new statements: (a.) SFAS No. 141(revised 2008), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards-cont'd
-----------------------------------------

         (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

         (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

         (c.) SFAS No. 161 expresses concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivatives and hedging activities effect an entity's financial position, financial performance and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is in the process of evaluating the impact, if any, on SFAS 161 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (d.) SFAS 162, identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).

         The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
           FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards-cont'd
-----------------------------------------

         The Board believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result.

         This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is in the process of evaluating the impact, if any, of SFAS 162 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

NOTE 3 GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

         If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

         There is no provision for income taxes due to continuing losses. At March 31, 2009, the Company has net operating loss carryforwards for tax purposes of approximately $29,000, which expires through 2029. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH MARCH 31, 2009

NOTE 5 RELATED PARTY TRANSACTIONS

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2008 the Company has been advanced all $9,000.

         From time to time, the company borrows from Steven Adelstein, its Sole Shareholder and Officer, funds to operate in a normal course of business. Accordingly, at March 31, 2009, the company has borrowed $1,942.

         The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 EQUITY

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2008 the Company has been advanced all $9,000.

NOTE 7 Independent Contractor

         The company has entered into an agreement with an independent contractor to produce and develop the initial five (5) domain names as informational web sites for a total amount of $30,000. The initial payment of $15,000 is due March 31, 2009 or within thirty (30) days of the company's Form S-1 as filed with the Securities and Exchange Commission becomes effective, whichever is latter. At March 31, 2009, the company's filing with the Securities and Exchange Commission had not become effective and therefore this payment is classified for financial presentation as an account payable of $15,000. The balance to contractor is six (6) months after the initial payment is paid. The independent contractor has agreed to complete the initial five (5) web sites for beta testing within thirty (30) days of the company's filing with the Securities and Exchange Commission becomes effective.

NOTE 8 Intellectual Properties

         The company owns in excess of 175 domain names having different subject matters within each specific domain name. The company is currently developing five (5) domain names for informational web portals. It is the company's policy to expense all costs related to research and development as these web portals are produced and developed.

                                THEWEBDIGEST CORP

                          (A DEVELOPMENT STAGE COMPANY)


                          INDEX TO FINANCIAL STATEMENTS

          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008


                                                                         PAGE

Report of Independent Registered Public Accounting Firm ..........       F-14

Balance Sheet ....................................................       F-15

Statements of Operations .........................................       F-16

Statements of Cash Flows .........................................       F-17

Statements of Stockholders' Equity ...............................       F-18

Notes to Financial Statements ....................................  F-19 to F-25

                                                        Lake & Associates, CPA's

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of THEWEBDIGEST CORP.

We have audited the accompanying balance sheet of THEWEBDIGEST CORP. (a development stage enterprise)(the "Company") as of December 31, 2008 and 2007 and related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2008 and for the period September 17, 2007 (inception) through December 31, 2007 and for the period September 17, 2007 (inception) though December 31, 2008. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THEWEBDIGEST CORP. (a florida corporation) as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period September 17, 2007 (inception) thru December 31, 2007 and for the period September 17, 2007 (inception) though December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (September 17, 2007) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Lake & Associates, CPA's LLC
Boca Raton FL
February 6, 2009

                                                              20283 State Road 7
                                                                       Suite#300
                                                             Boca Raton FL 33498
                                                                    561-982-9874
                                                                Fax 561-982-9874

                               THEWEBDIGEST CORP.
                          (A Development Stage Company)
                                  BALANCE SHEET
                        As of December 31, 2008 and 2007


                                     ASSETS

                                                            2008         2007
                                                          --------     --------

CURRENTS ASSETS ......................................    $      -     $      -

TOTAL ASSETS .........................................           -            -
                                                          ========     ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable ...................................         469            -
  Accrued Liabilities ................................       1,500            -
  Payable to Stockholder .............................       1,942            -
                                                          --------     --------
      TOTAL CURRENT LIABILITIES ......................       3,911            -
                                                          --------     --------

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock (Note 3)
    shares authorized; 100,000,000
    common shares, $0.001 par value
  Issued and outstanding shares: 9,000,000 ...........       9,000        9,000
  Subcription Receivable .............................           -       (7,500)
  Deficit accumulated during the development stage ...     (12,911)      (1,500)
                                                          --------     --------
      TOTAL STOCKHOLDERS' DEFICIT ....................      (3,911)           -
                                                          --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ..........    $      -     $      -
                                                          ========     ========

   The accompanying notes are an integral part of these financial statements.

                                     THEWEBDIGEST CORP.
                                (A Development Stage Company)
                                   STATEMENT OF OPERATIONS
                          For the year ended December 31, 2008 and
           for the period September 17, 2007 (inception) to December 31, 2007 and for the period September 17, 2007 (inception) through December 31, 2008
                                                                   For the
                                                                   period           From
                                                    For the     September 17,    inception
                                                  year ended    2007 through      through
                                                  December 31,  December  31,   December 31,
                                                      2008           2007           2008
                                                  -----------   -------------   -----------
REVENUES
   Sales ......................................   $         -    $         -    $         -
   Cost of Sales ..............................             -              -              -
                                                  -----------    -----------    -----------

Gross Profit

OPERATING EXPENSES
   Legal Expenses .............................         3,769              -          3,769
   Accounting Expenses ........................         5,000              -          5,000
   Administrative and General .................         2,642          1,500          4,142
                                                  -----------    -----------    -----------
      TOTAL OPERATING EXPENSES ................        11,411          1,500         12,911

LOSS FROM OPERATIONS ..........................       (11,411)        (1,500)       (12,911)
                                                  -----------    -----------    -----------

OTHER INCOME
   Interest Income ............................             -              -              -

      TOTAL OTHER INCOME ......................             -              -              -


NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES       (11,411)        (1,500)       (12,911)
                                                  -----------    -----------    -----------

PROVISION FOR INCOME TAXES ....................             -              -              -
                                                  -----------    -----------    -----------

NET INCOME (LOSS) .............................       (11,411)        (1,500)       (12,911)
                                                  ===========    ===========    ===========

BASIC AND DILUTED NET LOSS PER SHARE ..........            **             **              -

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING .     9,000,000      9,000,000              -

** less than .01

         The accompanying notes are an integral part of these financial statements.

                                            F-16

                                         THEWEBDIGEST CORP.
                                   (A Development Stage Company)
                                      STATEMENT OF CASH FLOWS
                              For the year ended December 31, 2008 and
               for the period September 17, 2007 (inception) to December 31, 2007 and for the period September 17, 2007 (inception) through December 31, 2008
                                                                          For the
                                                                          period           From
                                                          For the      September 17,    inception
                                                         year ended    2007 through      through
                                                        December 31,   December  31,   December 31,
                                                            2008            2007           2008
                                                        ------------   -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss) ...............................      $(11,411)      $ (1,500)       $(12,911)
                                                          --------       --------        --------
   Adjustments to reconcile net loss to net
      cash used in operations:
   Common stock issued for services ................             -              -               -
   Changes in operating liabilities and assets
   Accounts payable ................................           469              -             469
   Accrued liabilities .............................         1,500              -           1,500
   Payable to stockholder ..........................         1,942              -           1,942
NET CASH USED IN OPERATING ACTIVITIES ..............        (7,500)        (1,500)         (9,000)
                                                          --------       --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on subscription agreement .................         7,500          1,500           9,000
                                                          --------       --------        --------
Net cash provided by financing activities ..........         7,500          1,500           9,000
                                                          --------       --------        --------


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             -              -               -
                                                          --------       --------        --------

CASH AND CASH EQUIVALENTS
   Beginning of Period .............................             -              -               -
   End of Period ...................................             -              -               -
                                                          ========       ========        ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest ..........................             -              -               -
                                                          --------       --------        --------
   Cash paid for income taxes ......................             -              -               -
                                                          --------       --------        --------

             The accompanying notes are an integral part of these financial statements.

                                               F-17

                                        THEWEBDIGEST CORP.
                                  (A Development Stage Company)
                           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               For the Period September 17, 2007 (inception) thru December 31, 2008
                                          Common Stock                    Retained
Par Value of $0.001                                         Subscription  Earnings
                                      Shares       Amount    Receivable   (Deficit)      Total
----------------------------------   ---------   ---------  ------------  ---------    ---------
Balance at September 17, 2007
 (date of inception) .............           -   $       -   $       -    $       -    $       -
Common Stock issued for
 subscription agreement ..........   9,000,000       9,000      (9,000)           -            -
Payments on Subscription
 Receivable ......................           -           -       1,500            -        1,500
Net loss for the year ............           -           -           -       (1,500)      (1,500)
                                     ---------   ---------   ---------    ---------    ---------
Balance December 31, 2007 ........   9,000,000       9,000      (7,500)      (1,500)           -
                                     =========   =========   =========    =========    =========

Payments on Subcription Receivable           -           -       7,500            -        7,500
Net loss for the year ............           -           -           -      (11,411)     (11,411)
                                     ---------   ---------   ---------    ---------    ---------
Balance December 31, 2008 ........   9,000,000       9,000           -      (12,911)      (3,911)
                                     =========   =========   =========    =========    =========

            The accompanying notes are an integral part of these financial statements.

                                              F-18

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

NOTE 1 ORGANIZATION

THEWEBDIGEST CORP. (a development stage enterprise) (the Company) was formed on September 17, 2007 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2008.

Cash Equivalents
----------------

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

Estimates
---------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share
---------------------------

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2008 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method. The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

Fair value of Financial Instruments
-----------------------------------

Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Impact of New Accounting Standards
----------------------------------

In December 2007, the Financial Accounting Standards Board ("FASB") issued two new statements: (a.) SFAS No. 141(revised 2007), "Business Combinations", and (b.) No. 160, "Noncontrolling Interests in Consolidated Financial Statements". These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to:
(i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and
(iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

In February 2008, the FASB issued Financial Staff Positions ("FSP") FAS 157-2, "Effective Date of FASB Statement No. 157" ("FSP FAS 157-2"), which delays the effective date of SFAS No. 157, "Fair Value Measurement" ("SFAS 157"), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. FSP FAS 157-2 is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of those provisions of SFAS 157, for which the effectiveness was delayed by FSP SFAS 157-2, on the Company's financial position and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of FASB Statement No. 133 ("SFAS No. 161"). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS No. 161 will have a material impact on its consolidated financial statements. In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB released SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The Company does not believe the application of SFAS 162 will have a significant impact, if any, on the Company's financial statements.

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

NOTE 3 GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

There is no provision for income taxes due to continuing losses. At December 31, 2008, the Company has net operating loss carryforwards for tax purposes of approximately $13,000, which expire through 2028. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5 RELATED PARTY TRANSACTIONS

On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2008 the Company has been advanced all $9,000 and $1,500 at December 31, 2007.

                                THEWEBDIGEST CORP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2008

The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 EQUITY

On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2008 the Company has been advanced all $9,000 and $1,500 at December 31, 2007.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the effective date of this prospectus all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Prospectus Summary .........................................................   2
Selected Consolidated Financial Data .......................................   7
Risk Factors ...............................................................   8
Cautionary Statements Regarding Forward-Looking Information ................  15
Market for Common Equity and Related Stockholder Matters ...................  16
Capitalization .............................................................  16
Use of Proceeds ............................................................  17
Plan of Distribution .......................................................  19
Management's Discussion and Analysis or Plan of Operation ..................  21
Our Business ...............................................................  32
Management .................................................................  37
Certain Relationships and Related Transactions .............................  42
Principal Shareholders .....................................................  42
Description of Securities ..................................................  43
Shares Eligible for Future Sale ............................................  44
Experts ....................................................................  44
Legal Matters ..............................................................  44
Where You Can Find Additional Information ..................................  44
Financial Statements for December 31, 2008 and 2007- Audited.................F-1



                               THEWEBDIGEST CORP.


                                   PROSPECTUS


                                __________, 2009


                        3,000,000 Shares of Common Stock

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under our Articles of Incorporation of the corporation, we may indemnify directors who are made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

         SEC Registration and Filing Fee ......................   $     2
         Legal Fees and Expenses* .............................     1,000
         Accounting Fees and Expenses* ........................     3,500
         Financial Printing* ..................................       498
         Transfer Agent Fees* .................................         x
         Blue Sky Fees and Expenses* ..........................       500
         Miscellaneous* .......................................     1,000
                                                                  -------
                                          TOTAL ...............   $ 6,500
         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the registrant since its inception on September 17, 2007 which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In September 2007 we issued Mr. Adelstein, our founder and sole officer and director, 9,000,000 shares of our common stock for $9,000. The recipient was an accredited investors and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 27. EXHIBITS.

EXHIBIT
  NO.    DESCRIPTION
-------  -----------------------------------------------------------------------
3.1      Articles of Incorporation **
3.2      By-laws **
4.1      Specimen common stock certificate **
5.1      Opinion of Schneider Weinberger & Beilly LLP *
10.1     Agreement with SGC Incorporated **
23.1     Consent of Lake & Associates CPA's LLC *
23.2     Consent of Schneider Weinberger & Beilly LLP *

*   filed herewith.
**  previously filed

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

         1. To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Margate, State of Florida, on July 28, 2009.

                               THEWEBDIGEST CORP.

                                By: /s/ Steven Adelstein
                                    --------------------
                                    STEVEN ADELSTEIN,
                                    CHAIRMAN, PRESIDENT, SECRETARY AND
                                    CHIEF FINANCIAL OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                     TITLE
      ---------                                     -----

/s/ Steven Adelstein         CHAIRMAN, PRESIDENT, SECRETARY, and CHIEF FINANCIAL
--------------------         OFFICER, DIRECTOR, PRINCIPAL EXECUTIVE OFFICER and
Steven Adelstein             PRINCIPAL ACCOUNTING OFFICER.


                             Date:
                             July 28, 2009